Exhibit 10.11

FIRST AMENDMENT
TO THE AMENDED AND RESTATED
LICENSE AND COLLABORATION AGREEMENT
This First Amendment to the Amended and Restated License and Collaboration Agreement (this “First Amendment”), dated as of June 14, 2023 (the “First Amendment Date”), is entered into by and between Beijing Apollo Saturn Biological Technology Limited, a People’s Republic of China corporation having a principal place of business at B2358 Second Floor, Building 3, No8 Hangfeng Road, Fengtai, Beijing, China (“Apollo”), and Inovio Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 660 West Germantown Pike, Suite 110, Plymouth Meeting, PA 19462, U.S.A. (“Inovio”). Apollo and Inovio may be referred to herein, collectively, as the “Parties” or, individually, as a “Party.”
WHEREAS, the Parties entered into the Amended and Restated License and Collaboration Agreement dated December 29, 2017 (the “Agreement”); and
WHEREAS, the Parties now desire to maintain the Agreement and modify certain rights and obligations under the Agreement by way of this First Amendment.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and stipulations set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
Unless otherwise defined in this First Amendment, initially capitalized terms used herein shall have the respective meanings given in the Agreement.
ARTICLE II
AMENDMENT TO THE AGREEMENT
2.1    Section 1.4. Effective as of the First Amendment Date, Section 1.4 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 1.4:
“1.4    “CFDA” shall mean the National Medical Products Administration (f/k/a China Food and Drug Administration), including without limitation the Center for Drug Evaluation, or any successor entity(ies) thereto performing similar functions.”
2.2    Section 1.17. Effective as of the First Amendment Date, Section 1.17 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 1.17:
“1.17 “Field” shall mean the diagnosis, treatment and/or prevention of any disease or health condition in humans or animals, including without limitation: (1) pre-dysplastic HPV infections including persistent HPV infections and (2) HPV-driven dysplasias of the genital tract including low grade squamous intraepithelial (LSIL) and high grade squamous intraepithelial (HSIL) of the cervix (previously known as CIN1, CIN2 or CIN3) or vulva, vagina and anus or head and neck; provided that (a) such disease or health condition does not involve any HPV driven cancers and (b) excludes any and all combinations of VGX-3100 with other immunostimulants.
2.4    Section 6.2(a)(2)(b). Effective as of the First Amendment Date, the Section 6.2(a)(2)(b) is hereby added to the Agreement in its entirety as follows:
“(b) first Marketing Approval, by Apollo, its Affiliates or Sublicensees, of the Product in the indication of cervical dysplasia or other indication within the Field by the CFDA
For the sake of clarity, the Parties agree that cervical dysplasia encompasses cervical high grade squamous intraepithelial neoplasia (HSIL) and cervical intraepithelial neoplasia (CIN) grade 1, 2 or 3; but does not include vulvar or anal intraepithelial neoplasias or persistent infection. For clarity, the maximum total amount payable under Section 6.2(a)(1) is $15,000,000.”
2.5    Section 6.3(f). Effective as of the First Amendment Date, the Section 6.3(f) is hereby added to the Agreement in its entirety as follows:
“6.3(f) For purposes of clarity, Apollo shall pay separate Royalties to Inovio, as set forth in this Section 6.3, on the Net Sales of Product in connection with each indication included within the Field.”
ARTICLE III
GENERAL
3.1    No Other Modifications. Except as specifically set forth in this First Amendment, the terms and conditions of the Agreement shall remain in full force and effect.
3.2    Governing Law. This First Amendment and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of laws principles.
3.3    Waiver. This First Amendment does not waive or release any rights or interests of either Party under the Agreement. The failure of a Party to assert a right hereunder or under the Agreement or to insist upon compliance with any term or condition of this First Amendment or the Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by a Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.
3.4    Miscellaneous. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This First Amendment may be executed by the exchange of signature pages in electronic format (including PDF) or digital signatures.
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IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed as of the First Amendment Date by their duly authorized representatives.

BEIJING APOLLO SATURN BIOLOGICAL TECHNOLOGY LIMITED

By:    /s/ Li Shu, Ph.D.
Name:        Li Shu, Ph.D.
Title:        CEO
Date: 19 June 2023

INOVIO PHARMACEUTICALS, INC.

By:     /s/ Jacqueline Shea
Name:    Jacqueline Shea, Ph.D.
Title:    President & CEO
Date: 15 June 2023